UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2015

Flushing Financial Corporation
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

Delaware
(State or other jurisdiction of incorporation)

11-3209278
(IRS Employer Identification No.)

220 RXR Plaza, Uniondale, New York 11556
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

1979 Marcus Avenue, Suite E140, Lake Success, New York 11042
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2015, David Fry, Senior Executive Vice President, Treasurer and Chief Financial Officer of Flushing Financial Corporation (the "Company") informed the Company of his decision to retire effective February 5, 2016. Susan Cullen, who joined the Company as Executive Vice President and Chief Accounting Officer in 2015, will be named to succeed Mr. Fry as Chief Financial Officer and Treasurer.

Ms. Cullen has been Executive Vice President and Chief Accounting Officer of the Company since August 2015. Prior to joining the Company, Ms. Cullen served as Executive Vice President of Hudson Valley Bank from 2012 to 2015, which was acquired by Sterling Bancorp in 2015. During her tenure at Hudson Valley Bank, Ms. Cullen served as the Chief Risk Officer and then the Director of SEC Reporting and Investor Relations. From 2008 to 2012, Ms. Cullen was an Audit Partner at Grant Thornton LLP specializing in financial institutions. Ms. Cullen is a Certified Public Accountant licensed in New York and Ohio.

A copy of the press release announcing Mr. Fry's retirement is filed as Exhibit 99.1 hereto and incorporated by reference herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

99.1 Press release dated October 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flushing Financial Corporation
Date: October 30, 2015	By:	/s/ DAVID FRY David Fry
	Title:	Senior Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Index

99.1 Press release dated October 30, 2015